Exhibit 99.1

Corporate Headquarters: 1475 South Bascom Avenue, Suite 101, Campbell, CA  95008

Westinghouse Solar Appoints Ron Kenedi to Board of Directors

CAMPBELL, CA, January 18, 2011 – Akeena Solar, Inc. d/b/a Westinghouse Solar, (NASDAQ:WEST - News), a leading manufacturer and distributor of solar power systems today announced the appointment of Ron Kenedi to its Board of Directors.

Most recently Mr. Kenedi served as vice president of Sharp Electronics Corporation’s Solar Energy Solutions Group.  Since spearheading the establishment and expansion of Sharp’s North American solar division, Kenedi played a key role in achieving several milestones in the solar arena.  Under his direction, Sharp achieved the number one position in the solar industry for several consecutive years, and its products remain in high demand in the residential, commercial and utility scale markets. In 2003, Sharp further expanded its North American presence, becoming one of the first companies to assemble solar modules in the United States -- in Memphis, TN.  Prior to joining Sharp, Kenedi was vice president of sales and marketing for Photocomm/Kyocera Solar.  In this capacity, he created and developed the organization’s dealer network, and expanded Kyocera’s U.S. market share from 5 to 20 percent within two years.

“Ron has over 25 years of experience in the solar industry, and is one of the smartest and most experienced people I know.  His track record in building sales, marketing and distribution businesses for solar manufacturers is unparalleled,” said Barry Cinnamon, Chief Executive Officer of Westinghouse Solar. “We look forward to working with Ron as a new member of our Board of Directors, as we continue to execute and focus on our distribution strategy while developing new markets globally for our Westinghouse Solar Power Systems. I am very pleased to welcome Ron to our Board”.

 “Westinghouse Solar is at the forefront of making solar power a mainstream energy solution.   As solar panel costs decline and the industry moves into its next growth phase, Westinghouse Solar’s combination of technology, distribution and branding is unique.  I am thrilled to be joining the Board at this time,” said Mr. Kenedi. “I look forward to working with Barry and the Board as Westinghouse Solar builds its manufacturing and distribution business globally.”

About Akeena Solar, Inc. d/b/a Westinghouse Solar (NASDAQ:  WEST - News)

Westinghouse Solar is a manufacturer and distributor of solar power systems. Award winning Westinghouse Solar Power Systems provide a leading combination of safety, performance and reliability, while backed by the proven quality of the Westinghouse name. For more information on Westinghouse Solar, visit www.westinghousesolar.com.

The Westinghouse Solar logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7801

Safe Harbor

Statements made in this release that are not historical in nature, including those related to future revenue, revenue growth, operating expense rates and cost reductions, and product offerings in future periods, constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "expects," "projects," "plans," "will," "may," "anticipates," believes," "should," "intends," "estimates," and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified, and our actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks associated with the inherent uncertainty of future financial results, additional capital financing requirements, development of new products by us or our competitors, the effectiveness, profitability, and marketability of such products, our ability to protect proprietary rights and information, the impact of current, pending, or future legislation, regulation and incentive programs on the solar power industry, the impact of competitive products or pricing, technological changes, our ability to identify and successfully acquire and grow distribution customers, and the effect of general economic and business conditions. All forward-looking statements included in this release are made as of the date of this press release, and Akeena Solar assumes no obligation to update any such forward-looking statements.

Contact:

Public Relations Contact:
Sara Blood
Carmichael Lynch Spong
612-375-8504
sara.blood@clynch.com

Investor Relations Contact:
Genesis Select
Matthew Selinger, Partner
(303) 415-0200
mselinger@genesisselect.com